UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 17, 2005
Date of Report (Date of earliest event reported)

LENNAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172
(Address of principal executive offices) (Zip Code)

(305) 559-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 17, 2005, Stuart Miller, the President and Chief Executive Officer of Lennar Corporation (“Lennar”), entered into a Time Sharing Agreement (the “Agreement”) with U.S. Home Corporation, a wholly-owned subsidiary of Lennar (the “Company”), relating to the use by Mr. Miller of a private aircraft, which is leased by the Company. The description of terms of the Agreement included in this document is qualified in its entirety by reference to the Agreement, which is filed as an exhibit to this document.

The Agreement provides that the Company may sub-lease the aircraft and its flight crew to Mr. Miller for non-business purposes. Under the Agreement, Mr. Miller will pay to the Company, out of a prepayment fund established in connection with this Agreement, the aggregate incremental cost of each flight based on a list of expenses authorized by federal regulations. The Company has entered into an aircraft management agreement pursuant to which the management company will provide the aircraft with a fully qualified flight crew. The flight crew retains sole discretion to determine when a flight may be terminated or changed for safety or maintenance reasons. The Company retains sole discretion to determine what flights may be scheduled, and the Company’s prior planned use of the aircraft will take precedence over Mr. Miller’s non-business use.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.  Description of Document
10.1            Aircraft Time Sharing Agreement, dated August 17, 2005, between U.S. Home Corporation and Stuart Miller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2005

    LENNAR CORPORATION
    By:       /s/ Waynewright Malcolm
    Name:  Waynewright Malcolm
    Title:    Vice President and Tresurer

Exhibit Index

Exhibit No.  Description of Document
10.1            Aircraft Time Sharing Agreement, dated August 17, 2005, between U.S. Home Corporation and Stuart Miller.